Exhibit 99.1

CUSIP NO. 65335BAF1

Notice Regarding the 11.375% Senior Discount Notes due 2013

On March 27, 2003, Nexstar Finance Holdings, Inc. and Nexstar Finance Holdings, LLC, subsidiaries of Nexstar Broadcasting Group, Inc., issued 11.375% Senior Discount Notes due 2013 (the “Notes”).

The CUSIP number of the Notes is 65335BAF1.

On April 1, 2008, the issuers made a principal payment in the amount of $46,906,487.32 with respect to and in accordance with the terms of the Notes in order to ensure that the Notes will not be “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986.

Accordingly, the current outstanding principal amount of the Notes is $83,093,512.68, or $639.18 per Note.